Exhibit 10.4

AUTODESK, INC.

EQUITY INCENTIVE DEFERRAL PLAN

(As Amended and Restated)

Autodesk, Inc.

Equity Incentive Deferral Plan

Autodesk, Inc., a Delaware corporation (the “Company”) hereby establishes and maintains this Autodesk, Inc. Equity Incentive Deferral Plan, as amended and restated (the “Deferral Plan”) which is designed to provide certain benefits to certain eligible senior executives selected by the Compensation and Human Resources Committee of the Board of Directors of the Company for participation in the Deferral Plan. The Deferral Plan shall be effective as of June 12, 2008.

The purpose of the Deferral Plan is to advance the interests of the Company by enhancing the ability of the Company to retain senior executives of the Company who are in a position to make important contributions to the success of the Company and to encourage Company stock ownership of such senior executives. Any Restricted Stock Units (or RSUs) awarded pursuant to the Deferral Plan shall be granted under the Company’s 2008 Employee Stock Plan (the “Plan”). Capitalized terms not otherwise defined in the Deferral Plan shall have the meanings given to them in the Plan.

The Deferral Plan is intended to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations and other guidance issued by the Secretary of the Treasury thereunder. To the extent permitted by such Treasury Regulations or other guidance, the Deferral Plan may be amended to conform to the requirements of Section 409A of the Code.

ARTICLE I.

TITLE AND DEFINITIONS

1.1 Title.

The Deferral Plan shall be known as the Autodesk, Inc. Equity Incentive Deferral Plan, as amended and restated.

1.2 Definitions.

Whenever the following words and phrases are used in the Deferral Plan, with the first letter capitalized, they shall have the meanings specified below.

(a) “Administrator” shall mean the individuals designated by the Committee (who need not be a member of the Committee) to handle the day-to-day Deferral Plan administration.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e) “Bonus” shall mean a cash incentive award earned by a Participant under the Company’s Executive Incentive Plan.

(f) “Change in Control” shall be deemed to have occurred when any event or transaction described in paragraph (1), (2), (3) or (4) occurs, subject to paragraph (5):

Autodesk, Inc.

Equity Incentive Deferral Plan

(1) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(2) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(4) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least a majority of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(5) An event or transaction described in paragraph (1), (2), (3), or (4) shall be a “Change in Control” only if such event or transaction is a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, to the extent provided by the Secretary of the Treasury.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors.

(i) “Company” shall mean Autodesk, Inc. and any successor corporations. Company shall also include each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Autodesk, Inc. is a component member.

Autodesk, Inc.

Equity Incentive Deferral Plan

(j) “Deferral Election Form” shall mean the form designated by the Committee for purposes of making deferrals under Section 3.1.

(k) “Effective Date” shall mean June 12, 2008.

(l) “Eligible Individual” shall mean those Executives selected by the Committee. The Committee may, in its sole discretion, select such other individuals to participate in the Deferral Plan who do not otherwise meet the foregoing designation.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

(n) “Executive” shall mean a senior executive of the Company who is a chief executive officer staff member and subject to Section 16 of the Exchange Act, or is otherwise designated by the Committee.

(o) “Participant” shall mean any Eligible Individual who becomes a Participant in accordance with Article II.

(p) “Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (1) the Company or any of its Affiliates, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (5) a person or group as used in Rule 13d-1(b) under the Exchange Act.

(q) “Deferral Plan” shall mean this Autodesk, Inc. Equity Incentive Deferral Plan, as amended and restated, set forth herein, as amended from time to time.

(r) “Deferral Plan Year” shall mean the twelve (12) consecutive month period beginning on each February 1 and ending on each January 31.

(s) “Restricted Stock Units” or “RSUs” shall mean restricted stock units granted to Executives under the Autodesk, Inc. 2008 Employee Stock Plan, or any other equity compensation plans approved by the Company’s Stockholders.

Autodesk, Inc.

Equity Incentive Deferral Plan

ARTICLE II.

PARTICIPATION

2.1 An Eligible Individual shall become a Participant in the Deferral Plan by (1) electing to make deferrals in accordance with Section 3.1 and (2) filing with the Company such other forms as the Committee may reasonably require for participation hereunder.

2.2 An Eligible Individual who completes the requirements of the preceding subsection of this Article II shall commence participation in the Deferral Plan as of the first day of the Deferral Plan Year with respect to which Bonus is elected to be deferred.

ARTICLE III.

CONTRIBUTIONS

3.1 Elections to Defer Bonus

(a) General Rule. Each Eligible Individual may defer up to 50% (in whole percentages) of such Eligible Individual’s Bonus for a Deferral Plan Year by filing with the Administrator a Deferral Election Form for such Deferral Plan Year that conforms to the requirements of this Section 3.1. Because the Bonus is performance-based compensation based on services performed over a period of at least twelve (12) months, within the meaning of Section 409A(a)(4)(B)(iii) and the Treasury Regulations thereunder, an election to defer up to 50% (in whole percentages) of such Eligible Individual’s Bonus may be filed no later than six months before the end of the period over which such services are to be performed, under the terms and conditions specified by the Committee, in accordance with Section 409A(a)(4)(B)(iii) of the Code and the Treasury Regulations thereunder. A Participant shall make a separate election to defer Bonus for each Deferral Plan Year.

(b) Base RSUs. In the event an Eligible Individual elects to defer up to 50% of his or her Bonus, the deferred amounts of such Bonus shall be granted to such Eligible Individual in the form of Restricted Stock Units (“Base RSUs”); provided, that such Eligible Individual is an employee or service provider of the Company on the date of grant. The Base RSUs shall be granted under the Plan and shall be evidenced by a Restricted Stock Unit Agreement specifying the number of shares of Company common stock covered thereby, in such form as the Committee shall establish (“RSU Agreement”), and the Eligible Individual must sign such RSU Agreement as a condition of receiving the Base RSUs. The Base RSUs shall be fully vested upon the date of grant. The number of shares of Company common stock covered by the Base RSUs shall be (i) the deferred amounts of the Eligible Individual’s Bonus (i.e., up to 50% of Bonus), divided by (ii) the Fair Market Value (as defined in the Plan) of a share of Company common stock on the date of grant. The Base RSUs shall be distributed in accordance with Article IV of the Deferral Plan.

(c) Premium RSUs. In the event an Eligible Individual elects to defer up to 50% of his or her Bonus, the Company shall grant additional Restricted Stock Units (“Premium RSUs”) to such Eligible Individual; provided, that such Eligible Individual is an employee or service provider of the Company on the date of grant. The Premium RSUs shall be granted under the Plan and shall be evidenced by an RSU Agreement, and the Eligible Individual must sign such RSU Agreement as a condition of receiving the Premium RSUs. The Premium RSUs will fully vest on or around the third anniversary of the date of grant, subject to the Participant’s continuing service to the Company through the vesting date. The number of shares of Company common stock covered by the Premium RSUs shall be (i) the number of shares of Company common stock covered by the Eligible Individual’s Base RSUs,

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Equity Incentive Deferral Plan

divided by (ii) three (rounded down to the next whole number of shares). The Premium RSUs shall be distributed in accordance with Article IV of the Deferral Plan.

(d) Duration of Deferral Election.

(1) A Participant shall not modify or suspend his election to defer Bonus later than six months before the end of the period over which such services are to be performed.

(2) A Participant must file a new deferral election for each subsequent Deferral Plan Year. In the event a Participant fails to file a timely deferral election for the next Deferral Plan Year, the Participant shall be deemed to have elected not to defer any Bonus for such Deferral Plan Year.

(e) Calculation of Deferral Amount. For the avoidance of doubt, the entire Bonus amount shall be taken into account when calculating an Eligible Individual’s deferral election amount under the Deferral Plan, notwithstanding any deferral elections made under the Company’s 2005 Non-Qualified Deferred Compensation Plan.

3.2 FICA and Other Taxes. For each Deferral Plan Year in which a Participant who is an employee makes a deferral under Section 3.1, the Company shall withhold from that portion of the Participant’s Bonus, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes on such amount. If necessary, the Committee may reduce the Participant’s deferrals under Section 3.1 or make deductions from his or her deferred amounts in order to comply with this Section, to the extent permitted under Section 409A of the Code and the Treasury Regulations thereunder.

3.3 Compliance with Section 16 of the Exchange Act. Notwithstanding any other provision of the Deferral Plan or any rule, instruction, election form or other form, the Deferral Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such Deferral Plan provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ARTICLE IV.

DISTRIBUTIONS

4.1 Scheduled Distribution of Base RSUs and Premium RSUs.

(a) Distribution of Base RSUs. Subject to Section 4.2 below, the shares of Company common stock subject to the Base RSUs shall be distributed (i.e., settled) on a date determined by the Committee on or prior to the date of grant (the “distribution date”). The distribution date generally shall be on or around the third anniversary of the date of grant. In the Committee’s sole discretion, the Base RSUs may be settled, in part or solely, in cash in lieu of shares of the Company common stock, equal to (i) the Fair Market Value of a share of Company common stock on the distribution date, multiplied by (ii) the number of Base RSUs to be distributed, subject to any applicable tax withholding.

(b) Distribution of Premium RSUs. Subject to Section 4.2 below, the shares of Company common stock subject to the Premium RSUs shall be distributed (i.e., settled) as soon as administratively practicable after vesting, but in no event later than the 15th day of the third month

Autodesk, Inc.

Equity Incentive Deferral Plan

following the end of (i) the Company’s fiscal year in which the Premium RSUs vest or (ii) the calendar year in which the Premium RSUs vest, whichever is later. In the Committee’s sole discretion, the Premium RSUs may be settled, in part or solely, in cash in lieu of shares of the Company common stock, equal to (i) the Fair Market Value of a share of Company common stock on the distribute date, multiplied by (ii) the number of Premium RSUs to be distributed, subject to any applicable tax withholding.

4.2 Unscheduled Distributions of Base RSUs and Premium RSUs.

(a) Distribution upon Termination of Employment. In the event the Participant has a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), the shares of Company common stock subject to the Base RSUs shall be distributed (i.e., settled) on the date of such termination of employment. The unvested shares of Company common stock subject to the Premium RSUs as of the time of such separation from service shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and the Participant’s right to acquire any shares of Company common stock under the Premium RSUs shall immediately terminate. Notwithstanding the foregoing, if the Participant is deemed at the time of his or her separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed distribution of the Base RSUs and Premium RSUs to which the Participant is entitled under the Deferral Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Participant’s benefits shall not be provided to the Participant prior to the earlier of (A) the expiration of the six-month period measured from the date of the Participant’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (B) the date of Participant’s death. The determination of whether the Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his or her separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

(b) Distribution upon Change in Control. In the event of a Change in Control, the shares of Company common stock subject to the Base RSUs shall be distributed (i.e., settled) on the date of such Change in Control. The Premium RSUs shall be assumed or an equivalent restricted stock unit substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Premium RSUs, the Participant shall fully vest in the shares of Company common stock as to which such Premium RSUs would not otherwise be vested and such Premium RSUs shall be distributed (i.e., settled) on the date of such Change in Control.

For the purposes of this Section, a Premium RSU shall be considered assumed if, following the Change in Control, the Premium RSU confers the right to purchase or receive, for each share subject to the Premium RSU immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Company common stock for each share held on the effective date of the transaction.

(c) Distribution upon Death. In the event of the Participant’s death, the vested shares of Company common stock subject to the Base RSUs shall be distributed (i.e., settled) to the Participant’s estate as soon as administratively practicable after the date of death, and the unvested shares of Company common stock subject to the Premium RSUs as of the time of such death shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and the

Autodesk, Inc.

Equity Incentive Deferral Plan

Participant’s right to acquire any shares of Company common stock under the Premium RSUs shall immediately terminate.

4.3 Prohibition on Acceleration of Distributions.

The time or schedule of payment of any withdrawal or distribution under the Deferral Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Section 409A(a)(3) of the Code.

ARTICLE V.

ADMINISTRATION

5.1 Committee.

The Committee shall administer the Deferral Plan in accordance with this Article.

5.2 Administrator.

The Administrator, unless restricted by the Committee, shall exercise the powers under Sections 5.4 and 5.5 except when the exercise of such authority would materially affect the cost of the Deferral Plan to the Company or materially increase benefits to Participants.

5.3 Committee Action.

The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The chairman or any other member or members of the Committee designated by the chairman may execute any certificate or other written direction on behalf of the Committee.

5.4 Powers and Duties of the Committee.

(a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Deferral Plan in accordance with its terms, shall be charged with the general administration of the Deferral Plan, and shall have all powers necessary to accomplish its purposes as set forth herein, including, but not by way of limitation, the following:

(1) To construe and interpret the terms and provisions of the Deferral Plan and to remedy any inconsistencies or ambiguities hereunder;

(2) To select employees eligible to participate in the Deferral Plan;

(3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

(4) To maintain all records that may be necessary for the administration of the Deferral Plan;

Autodesk, Inc.

Equity Incentive Deferral Plan

(5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(6) To make and publish such rules for the regulation of the Deferral Plan and procedures for the administration of the Deferral Plan as are not inconsistent with the terms hereof;

(7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Deferral Plan as the Committee may from time to time prescribe; and

(8) To take all actions necessary for the administration of the Deferral Plan.

5.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more executives or employees of the Company its powers and duties under the Deferral Plan, including its power and authority under Section 6.2. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 5.5 shall serve in such capacity at the pleasure of the Committee.

5.6 Construction and Interpretation.

The Committee shall have full discretion to construe and interpret the terms and provisions of the Deferral Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Deferral Plan.

5.7 Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Bonus of all Participants, their death or other events which cause termination of their participation in the Deferral Plan, and such other pertinent facts as the Committee may require.

5.8 Indemnity.

To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Deferral Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

Autodesk, Inc.

Equity Incentive Deferral Plan

5.9 Compliance with Section 409A of the Code

The Deferral Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder.

ARTICLE VI.

MISCELLANEOUS

6.1 Withholding.

Each Participant shall pay to the Company or make provision satisfactory to the Committee for payment of any taxes required by law to be withheld in respect of the distribution of shares of Company common stock subject to the Restricted Stock Units under the Deferral Plan, no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part, in any event up to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income, in shares of Company common stock, including shares obtained in connection with the Restricted Stock Units, if any, valued at their Fair Market Value on the date of distribution (rounded up to the nearest whole share of Company common stock). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

6.2 Amendment, Modification, Suspension or Termination.

(a) The Committee may amend, modify, suspend or terminate the Deferral Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any vested amounts. In the event of Deferral Plan termination, distributions shall continue to be made in accordance with the terms of the Deferral Plan.

(b) Notwithstanding anything to the contrary in the Deferral Plan, if and to the extent the Company shall determine that the terms of the Deferral Plan may result in the failure of the Deferral Plan, or amounts deferred by or for any Participant under the Deferral Plan, to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Company shall have the authority to take such action to amend, modify, cancel or terminate the Deferral Plan or distribute any or all of the amounts deferred by or for a Participate, as it deems necessary or advisable, including without limitation:

(1) Any amendment or modification of the Deferral Plan to conform the Deferral Plan to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any applicable to any Participant’s Accounts regarding the timing or form of payment).

(2) Any cancellation or termination of any unvested Restricted Stock Units without any payment to the Participant.

(3) Any cancellation or termination of any Restricted Stock Units, with immediate payment to the Participant of the amount otherwise payable to such Participant.

Any such amendment, modification, cancellation, or termination of the Deferral Plan may adversely affect the rights of a Participant without the Participant’s consent.

Autodesk, Inc.

Equity Incentive Deferral Plan

6.3 Governing Law.

The Deferral Plan shall be construed, governed and administered in accordance with the laws of the State of California.

6.4 Limitation of Rights.

Neither the establishment of the Deferral Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company except as provided in the Deferral Plan. In no event shall the terms of employment of, or membership on the Board by, any Participant be modified or in any way be effected by the provisions of the Deferral Plan. The Deferral Plan shall not give rise to any right on the part of any employee participant to continue in the employ of the Company, or any subsidiary or affiliate thereof.

6.5 Notice.

Any notice or filing required or permitted to be given to the Committee under the Deferral Plan shall be sufficient if in writing and hand delivered, or sent by electronic, registered or certified mail, to the principal office of the Company, directed to the attention of the General Counsel and Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

6.6 Severability.

In the event that any provision of the Deferral Plan shall be declared unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the remaining provisions of the Deferral Plan but shall be fully severable, and the Deferral Plan shall be construed and enforced as if such unenforceable or invalid provision had never been included herein.